SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

Keros Therapeutics, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box)

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

KEROS THERAPEUTICS, INC.

Important Notice Regarding the Internet Availability of Proxy Materials for the Annual Meeting of Stockholders to be held virtually on May 30, 2024 at 9:00 A.M. Eastern time

This communication is not a form of voting and presents only an overview of the more complete proxy materials that are available to you on the internet. We encourage you to access and review all of the important information contained in the proxy materials before voting.

The Notice to Stockholders, Proxy Statement and Annual Report are available at http://viewproxy.com/Keros/2024/

If you want to receive a paper or e-mail copy of these documents, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed below on or before May 21, 2024 to facilitate timely delivery.

Important information regarding the internet availability of the Company's proxy materials, instructions for accessing your proxy materials and voting online and instructions for requesting paper or e-mail copies of your proxy materials are provided on the reverse side of this Notice.

STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING.

To the Stockholders of Keros Therapeutics, Inc.

The 2024 Annual Meeting of Stockholders of Keros Therapeutics, Inc. (the "Company") will be held virtually on May 30, 2024 at 9:00 A.M. Eastern time. As a Registered Holder, you may attend the Annual Meeting via the internet and vote your shares during the Annual Meeting by first registering at http://viewproxy.com/Keros/2024/htype.asp and then using your Virtual Control Number below. Your registration must be received by 11:59 PM Eastern time on May 27, 2024. On the day of the Annual Meeting, if you have properly registered, you may log in using the password you received via email in your registration confirmation and follow the instructions to vote your shares. Please have your Virtual Control Number with you during the Annual Meeting in order to vote. Further instructions on how to attend and vote during the Annual Meeting are contained in the Proxy Statement in the sections titled "Questions and Answers About These Proxy Materials and Voting – How do I attend the Annual Meeting?" and "Questions and Answers About These Proxy Materials and Voting – How can I vote?"

Voting Items

1. To elect the three (3) nominees for Class I director named below to hold office until the 2027 Annual Meeting of Stockholders;

   Nominees: 01 Jasbir Seehra, Ph.D. 02 Nima Farzan 03 Julius Knowles

2. To ratify the selection by the Audit Committee of the Board of Directors of Deloitte & Touche LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2024.
3. To approve, on an advisory basis, the compensation of the Company's named executive officers as disclosed in the accompanying Proxy Statement.
4. To indicate, on an advisory basis, the preferred frequency of stockholder advisory votes on the compensation of the Company's named executive officers.

NOTE: To conduct any other business properly brought before the meeting or any adjournment thereof.

The Board of Directors recommends a vote "FOR" each of the director nominees listed in Proposal 1 and "FOR" Proposals 2 and 3. The Board of Directors recommends a vote in favor of "ONE YEAR" for Proposal 4.

The Securities and Exchange Commission rules permit us to make our proxy materials available to our stockholders via the internet.

Material for this Annual Meeting and future meetings may be requested by one of the following methods:

INTERNET — Go to http://viewproxy.com/Keros/2024/. Have the 11-digit control number available when you access the website and follow the instructions.

TELEPHONE — **877-777-2857 TOLL FREE**

E-MAIL — By email at requests@viewproxy.com
* If requesting material by e-mail, please send a blank e-mail with the company name and your 11-digit control number (located below) in the subject line. No other requests, instructions or other inquiries should be included with your e-mail requesting material.

You must use the 11-digit control number located in the box below to attend the Annual Meeting virtually, to vote via Internet or to request proxy materials.

VIRTUAL CONTROL NO.

KEROS THERAPEUTICS, INC.

HOW TO REGISTER FOR THE VIRTUAL ANNUAL MEETING

The 2024 Annual Meeting of Stockholders of Keros Therapeutics, Inc. will be held virtually on May 30, 2024 at 9:00 A.M. Eastern time. As a Registered Holder, you may attend the Annual Meeting via the Internet and vote your shares during the Annual Meeting by first registering at http://viewproxy.com/keros/2024/htype.asp using your Virtual Control Number. Your registration must be received by 11:59 P.M. Eastern time on May 27, 2024. On the day of the Annual Meeting, if you have properly registered, you may log in to the Annual Meeting by clicking on the link provided and entering the password you received via email in your registration confirmations and follow the instructions to vote your shares. Please have your Virtual Control Number with you during the Annual Meeting in order to vote. Further instructions on how to attend and vote during the Annual Meeting are contained in the Proxy Statement in the sections titled "Questions and Answers About These Proxy Materials and Voting – How do I attend the Annual Meeting?" and "Questions and Answers About These Proxy Materials and Voting – How can I vote?"

HOW TO REGISTER FOR THE VIRTUAL ANNUAL MEETING

The following proxy materials are available to you to review:

- The Company's Annual Report on Form 10-K
- The Company's 2024 Proxy Statement

HOW TO REGISTER FOR THE VIRTUAL ANNUAL MEETING

View Online:

Have your 11-digit control number in hand and visit
http://viewproxy.com/Keros/2024/htype.asp

Request and Receive a Paper or E-Mail Copy:

By Internet: http://viewproxy.com/Keros/2024/

By Telephone: 1-877-777-2857 TOLL FREE

By E-Mail: requests@viewproxy.com. Please include the company name and your 11-digit control number in the subject line; do not include any other text or message in the e-mail.

VOTING METHODS

Via Internet Prior to the Annual Meeting: Go to www.FCRvote.com/KROS
Have your 11-digit control number available and follow the prompts.

Your electronic vote prior to the Annual Meeting authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned a proxy card.

Via Internet during the Annual Meeting: Go to www.FCRvote.com/KROS
Have your 11-digit control number available and follow the prompts.

Via Mail: Request a paper copy of the materials which includes a proxy card. Follow the instructions on the proxy card for voting by mail.

Via Telephone: Request a paper copy of the materials, which includes a proxy card. Follow the instructions on the proxy card for voting by telephone.